UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2021 (August 6, 2021)

Victoria’s Secret & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40515	86-3167653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Limited Parkway East
Reynoldsburg, OH	43068
(Address of principal executive offices)	(Zip Code)

(614) 577-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 2, 2021, the separation of Victoria’s Secret & Co. (the “Company”) from Bath & Body Works, Inc. (formerly known as L Brands, Inc.) (“Bath & Body Works”) was completed. The separation of the Company was achieved through Bath and Body Works’ distribution (the “Distribution”) of 100% of the shares of the Company’s common stock to holders of Bath & Body Works common stock as of the close of business on the record date of July 22, 2021.

In connection with the Distribution, on August 6, 2021, the Company entered into indemnification agreements with each of the directors and officers of the Company. The indemnification agreements provide indemnification to each such director or officer, to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts arising from any claims relating to the fact that such person is or was a director or officer, as applicable, and also provides for rights to advancement of expenses.

The foregoing description is a summary of the material terms of the indemnification agreements and is not complete and is subject to, and qualified in its entirety by, the complete text of the Form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA’S SECRET & CO.

Date: August 10, 2021	By:	/s/ Melinda McAfee
		Name:	Melinda McAfee
		Title:	Secretary